UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2012

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2012, ARMOUR Residential REIT, Inc. (the “Company” or “ARMOUR”) announced that James R. Mountain will become the Company’s new Chief Financial Officer, effective September 1, 2012.  Mr. Mountain, age 52, joins ARMOUR from Deloitte & Touche LLP (“Deloitte”) after over 30 years of distinguished professional service.  Mr. Mountain will replace Jeffrey J. Zimmer as the Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of ARMOUR. Mr. Zimmer and Scott J. Ulm will continue to serve as ARMOUR’s Co-Chief Executive Officers and Co-Vice Chairmen.

Mr. Mountain is an internationally recognized authority on securitization transactions, having been involved in that market since its inception in the mid-1980’s and helping to build Deloitte’s securitization practice.  As an experienced expert in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he has advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. He has represented the firm and its clients before the staff of the Securities and Exchange Commission and other regulators.

Mr. Mountain earned his Bachelor of Arts degrees in business administration and in economics from the University of Montana, as well as a Master of Business Administration from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Accounting Association, the American Institute of Certified Public Accountants, and the American Securitization Forum.  Mr. Mountain also serves as chair of the audit and finance committee of the University of Montana Foundation.

ARMOUR is managed by ARMOUR Residential Management LLC, a Delaware limited liability company (“ARRM”), pursuant to a management agreement between the Company and ARRM. Under the management agreement, the material terms of which have been previously disclosed by the Company, the Company pays management fees to ARRM, which in turn compensates its employees for their services to ARRM which benefit the Company. ARMOUR does not have any employees whom it compensates directly with salaries, bonuses and benefits. Mr. Mountain will be an employee of ARRM, not an employee of ARMOUR, and will therefore receive his salary, bonuses and benefits from ARRM. However, Mr. Mountain will be eligible to receive grants of restricted common stock, phantom stock, stock options and other equity and cash-based awards under ARMOUR's 2009 Stock Incentive Plan (the “Plan”), similar to ARMOUR's other executive officers, all who are deemed “Eligible Individuals” under the Plan.

Mr. Mountain has not engaged in any related party transactions with ARMOUR that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release, dated August 6, 2012, announcing Mr. Mountain as the new Chief Financial Officer of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2012

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Scott J. Ulm

Name: Scott J. Ulm

Title: Co-Chief Executive Officer and

Co-Vice Chairman

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated August 6, 2012